UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2011

ATHEROS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50534	77-0485570
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Technology Drive, San Jose, California 95110

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 773-5200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Officer 2011 Bonus Plans

On January 16, 2011, the Compensation Committee approved the 2011 bonus plan for the Chief Executive Officer, the Chief Financial Officer and the other executive officers, which will be based on the Registrant’s achievement of certain financial corporate performance objectives and certain individual non-financial performance objectives specific to each officer. The financial corporate objectives are specifically tied to corporate revenue, operating income, gross margin, earnings per share, days sales are outstanding, and inventory turns in 2011. The non-financial objectives include individual objectives related to personal and organizational operational excellence by each executive officer. Each executive officer is entitled to receive a bonus for the achievement of baseline corporate financial objectives and operational and individual performance objectives as follows: up to 100% of the base salary actually paid in 2011 (“paid salary”) for the Chief Executive Officer; up to 60% of paid salary for the Senior Vice President and General Manager, Networking, the Senior Vice President and General Manager, Asia Pacific, and the Vice President and General Manager, Consumer Electronics; up to 45% of paid salary for the Senior Vice President of Corporate Development and Chief Financial Officer; and up to 17.5% of paid salary for the Vice President of Worldwide Sales. Each executive officer is also entitled to receive an additional bonus for the achievement of higher levels of corporate financial and operational and individual performance objectives as follows: up to 100% of paid salary for the Chief Executive Officer; up to 60% of paid salary for the Senior Vice President and General Manager, Networking, the Senior Vice President and General Manager, Asia Pacific, and the Vice President and General Manager, Consumer Electronics; up to 45% of paid salary for the Senior Vice President of Corporate Development and Chief Financial Officer; and up to 5% of paid salary for the Vice President of Worldwide Sales. If earned, these bonuses are expected to be paid in early 2012, and in any event will be paid, if earned, no later than March 15, 2012.

On January 16, 2011, the Compensation Committee also approved a bonus plan for the Vice President of Worldwide Sales, pursuant to which such executive officer is entitled to receive a bonus of up to 52.5% of paid salary for the achievement of baseline corporate revenue objectives, and an additional bonus of up to an additional 15% of paid salary for the achievement of higher levels of corporate revenue objectives. If earned, this bonus is expected to be paid in quarterly installments following the end of each quarter in 2011.

Grants of Restricted Stock Units in Connection with Promotions

On January 16, 2011, our Compensation Committee granted the following named executive officers restricted stock units (RSUs) in connection with the promotion of such officers. The RSUs were granted pursuant to our 2004 Stock Incentive Plan and will vest in 16 equal quarterly installments commencing on May 8, 2011. The number of RSUs granted is as follows:

Executive Officer	Number of RSUs
Senior Vice President of Corporate Development and Chief Financial Officer	23,000

Senior Vice President and General Manager, Networking	23,000

Senior Vice President and General Manager, Asia Pacific	23,000

Vice President and General Manager, Consumer Electronics	11,000

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 21, 2011

ATHEROS COMMUNICATIONS, INC.

By:	/s/ Jack R. Lazar
Name:	Jack R. Lazar
Title:	Senior Vice President of Corporate Development and Chief Financial Officer

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